UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2014

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement – S.A. Ibrahim, Chief Executive Officer

On November 12, 2014, Radian Group Inc. (the “Company”) and Sanford A. Ibrahim, the Company’s Chief Executive Officer, entered into a new Employment Agreement (the “2014 Employment Agreement”) pursuant to which Mr. Ibrahim will continue to serve as the Company’s Chief Executive Officer through December 31, 2017. The 2014 Employment Agreement replaces Mr. Ibrahim’s existing 2011 Employment Agreement, which would have expired by its terms on December 31, 2014 (the “2011 Agreement”).

The terms of the 2014 Employment Agreement (further described below) are generally consistent with the terms of the 2011 Agreement, except as follows:

•	Mr. Ibrahim’s base salary was increased from $900,000 to $950,000, effective January 1, 2015. Mr. Ibrahim’s base salary was last increased in 2011;

•	In order to allow for greater flexibility in structuring Mr. Ibrahim’s compensation, the 2014 Employment Agreement eliminates pre-established minimum target levels for incentive based compensation under the 2011 Agreement, including Mr. Ibrahim’s minimum target bonus of 1.75 times base salary under the Company’s STI/MTI Incentive Plan for Executive Officers (the “STI/MTI Plan”) and Mr. Ibrahim’s minimum target long-term incentive (“LTI”) award of 3.5 times base salary; and

•	In light of the Company’s recent acquisition of Clayton Holdings LLC, the scope of the non-competition provision in the 2014 Employment Agreement was expanded to include Clayton’s businesses.

Set forth below is a description of the 2014 Employment Agreement which is qualified in its entirety by reference to the full text of the 2014 Employment Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

The 2014 Employment Agreement provides that Mr. Ibrahim will continue as Chief Executive Officer of the Company through December 31, 2017 (the “term”) and that he will be nominated as a member of the Board of Directors of the Company during this term. The 2014 Employment Agreement entitles Mr. Ibrahim to the following compensation during the term of his employment: (1) an annual base salary of $950,000, effective January 1, 2015, which may be increased, but not decreased; (2) eligibility to earn an incentive award under the STI/MTI Plan, or any successor plan, subject to achievement of certain performance goals that may be established by the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”), with his target level for the STI/MTI Plan to be determined by the Compensation Committee at the beginning of each fiscal year; and (3) eligibility to participate in any long-term equity incentive programs established by the Company for its senior level executives, including the Radian Group Inc. 2014 Equity Compensation Plan, or any successor plan (the “Equity Plan”), with his target level for long-term incentive compensation for any fiscal year to be determined by the Compensation Committee. Mr. Ibrahim is also provided with vacation, holiday, and sick leave, at levels commensurate with those provided to other senior executives of the Company, and he may participate in the Company’s employee benefit plans, in accordance with their terms.

For equity awards and other long-term incentive awards (“Incentive Awards”) granted to Mr. Ibrahim, the 2014 Employment Agreement provides as follows:

•	If Mr. Ibrahim’s employment terminates for any reason (other than for cause or upon his death or disability), including retirement, any service-based vesting provisions will immediately lapse, but in all other respects, these Incentive Awards will continue to vest (including based on the achievement of any applicable performance conditions) or become exercisable or payable according to their terms;

•	If Mr. Ibrahim dies or becomes disabled while employed, all of his outstanding equity awards and any non-equity-based long-term incentive awards that are not subject to performance conditions will become fully vested, exercisable and payable, and any non-equity-based long-term incentive awards that are subject to performance-based vesting will continue to vest according to their terms; and

•	If Mr. Ibrahim dies or becomes disabled following his termination of employment (other than for cause), any outstanding Incentive Awards that are not subject to performance conditions will become fully vested, exercisable and payable, while any Incentive Awards that are subject to performance-based vesting will continue to vest according to their terms.

Pursuant to the 2014 Employment Agreement, Mr. Ibrahim will receive the following severance benefits if his employment is terminated without “cause” or if he terminates employment for “good reason” (as such terms are defined in the 2014 Employment Agreement) and he executes and does not revoke a written release of any claims against the Company: (1) two times his base salary payable as follows: the maximum amount ($520,000 for 2014) that can be paid under the “separation pay” exception of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to be paid in 12 equal monthly installments following Mr. Ibrahim’s termination of employment, with the first payment to be made on the 60th day following his termination and the remainder to be paid in a lump sum payment between March 1 and March 15 of the calendar year following his termination of employment; (2) an amount equal to the greater of two times his target incentive award under the STI/MTI Plan for 2014 or for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) (which amount will be paid in a lump sum payment between March 1 and March 15 of the calendar year following his termination of employment); and (3) a pro-rated target incentive award under the STI/MTI Plan for the year of termination (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year and in any event which amount shall not be less than his 2014 target incentive award) (which amount will be paid in a lump sum on the 60th day following his termination of employment).

Under the 2014 Employment Agreement, if Mr. Ibrahim’s employment terminates for any reason other than cause, Mr. Ibrahim is entitled to continued medical coverage for himself and his spouse under the Company’s health plans until the earlier of: (1) the date on which Mr. Ibrahim becomes eligible to elect medical coverage under Social Security Medicare; (2) the date he is eligible for medical coverage under a plan maintained by a successor employer; or (3) the date of Mr. Ibrahim’s death. Similar coverage provisions apply to Mr. Ibrahim’s spouse. During any period of continued medical coverage, Mr. Ibrahim shall pay the full monthly premium cost of such coverage which shall be equal to the COBRA premium during the COBRA health care continuation coverage period and shall be the Company’s deemed premium cost of such medical coverage after that period. If, upon his termination of employment, Mr. Ibrahim executes and does not revoke a written release of any claims against the Company, he will be entitled to receive monthly reimbursements equal to the premium rate paid by Mr. Ibrahim for continued participation in the Company’s health plans, less the co-payment rate paid by Company employees. If the Company is not able to continue coverage to Mr. Ibrahim under the Company’s health plans without adverse tax consequences, the Company will provide an economically equivalent benefit in another mutually agreeable form.

The 2014 Employment Agreement also provides that: (1) if Mr. Ibrahim’s employment terminates by reason of death or disability, Mr. Ibrahim (or in the event of his death, his estate) will be entitled to receive his target incentive award under the STI/MTI Plan for the year in which his death or disability occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year and in any event which amount shall not be less than his 2014 target incentive award); and (2) if Mr. Ibrahim’s employment continues through the end of any calendar year and he is not terminated for cause, he will be eligible to receive (subject to certain conditions, but without regard to continued service) any short-term incentive award to be paid shortly following such calendar year and any medium-term incentive award to be paid shortly following the conclusion of the subsequent calendar year.

The 2014 Employment Agreement does not include any tax gross up. If an excise tax under section 4999 of the Code will be triggered by any payments upon a change of control, the aggregate present value of the payments to be made under the 2014 Employment Agreement will be reduced to an amount which does not cause any amounts to be subject to an excise tax under section 4999 of the Code if the net amount of the reduced payments, on an after-tax basis, is greater than or equal to the net amount of the payments without such reduction, but taking into consideration any excise tax under section 4999 of the Code.

The 2014 Employment Agreement provides that any incentive compensation provided to Mr. Ibrahim will be subject to any applicable clawback or recoupment policies and policy regarding securities trading that may be implemented by the Board of Directors.

If Mr. Ibrahim continues in employment through December 31, 2017, and his employment is terminated (other than for cause) on or after December 31, 2017, the Company and Mr. Ibrahim will enter into a consulting agreement (the “Consulting Agreement”). During the twelve month period immediately following Mr. Ibrahim’s termination date, he will be retained to provide consulting services with respect to the transition of management and other matters as determined by the Company and, in this capacity, will be paid a monthly consulting fee equal to his monthly base salary at the rate in effect on the last day of the term. At the end of the initial twelve month consulting period, the Company may offer to extend the Consulting Agreement for one or more periods that, in the aggregate, do not exceed two additional years. During any extension period, Mr. Ibrahim will be paid a monthly consulting fee equal to fifty percent of his monthly base salary at the rate in effect on the last day of the term. Mr. Ibrahim and the Company will enter into the Consulting Agreement only if, upon his termination of employment, Mr. Ibrahim executes and does not revoke a written release of any claims against the Company.

Under the 2014 Employment Agreement, Mr. Ibrahim has agreed not to compete with the Company in any business in which the Company is then materially and actively engaged (subject to certain exceptions) and not to solicit its customers during his employment and for a period ending on the later of: (i) 12 months after his termination of employment for any reason; or (ii) the end of the term of the Consulting Agreement. Mr. Ibrahim has also agreed not to solicit the Company’s employees during his employment, during any period during which he is providing services to the Company under the Consulting Agreement, and for a period of twelve months following the later of (i) his termination of employment for any reason; or (ii) the end of the term of the Consulting Agreement.

Termination of 2011 Agreement

The 2014 Employment Agreement replaced Mr. Ibrahim’s 2011 Agreement, which would have expired by its terms on December 31, 2014.

Amendment to Radian Group Inc. Voluntary Deferred Compensation Plan for Officers

On November 12, 2014, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved the amended and restated Radian Voluntary Deferred Compensation Plan for Officers (the “Deferred Compensation Plan”) that will be effective as of January 1, 2015 (the “2015 Effective Date”). The Deferred Compensation Plan provides eligible officers of the Company (including the Company’s named executive officers) with the ability to defer the receipt of (1) bonus amounts payable under the STI/MTI Plan or short-term incentive bonus amounts payable under a short-term incentive program (“Deferred Compensation”); and (2) cash or shares associated with the vesting of Restricted Stock Units (“Deferred RSUs”).

The changes to the amended and restated Deferred Compensation Plan include the following:

•	With respect to amounts deferred on or after the 2015 Effective Date, elimination of the acceleration of payment in the event of a participant’s disability or retirement. In the event of a participant’s disability or retirement, Deferred Compensation and Deferred RSUs deferred after the 2015 Effective Date will be paid in accordance with the participant’s irrevocable election made in accordance with the terms and conditions of the amended and restated Deferred Compensation Plan;

•	In the event of a participant’s separation from service (for any reason other than death, disability or retirement) prior to the date on which payments of deferred amounts have commenced, the participant’s payment commencement date will be accelerated to the date of separation of service. In this circumstance, payments will continue be made in either a lump sum or installments in accordance with the participant’s election at the time of deferral.

Additionally, the changes provide that

•	The Compensation Committee has the authority to designate which of the Company’s subsidiaries are eligible to participate in the plan; and

•	The Company’s Board of Directors may determine to distribute participant account balances in a lump sum upon termination of the plan, including termination in connection with a “change in control,” consistent with Section 409A of the Code.

Deferred Compensation and Deferred RSUs accrued to a participant’s account prior to the 2015 Effective Date will be paid in accordance with the terms of the Deferred Compensation Plan as in effect prior to the 2015 Effective Date.

The foregoing summary is not a complete description of the Deferred Compensation Plan and is qualified by reference to the full text of the plan, which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2014.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2014, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated Bylaws to:

•	Clarify that in order for a director to tender his or her resignation, a notice of resignation must be made in writing and delivered to the chairman, chief executive officer, president or secretary of the Company; and

•	Remove a reference to the Company’s 2008 Equity Compensation Plan and replace it with a reference to the Company’s 2014 Equity Compensation Plan.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Radian Group Inc.

10.1	Employment Agreement between Radian Group Inc. and S.A. Ibrahim, dated as of November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: November 18, 2014	By:	/s/ Edward J. Hoffman

Edward J. Hoffman
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Radian Group Inc.

10.1	Employment Agreement between Radian Group Inc. and S.A. Ibrahim, dated as of November 12, 2014